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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 33-48820) and related Prospectus of Health Management Associates, Inc. and to the incorporation by reference therein of our report dated October 20, 2000, with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP

Tampa, Florida
January 10, 2001